                                                                   EXHIBIT 10(o)

                            EQUIPMENT LEASE AGREEMENT

Silsbee Trading and Transportation Corp., a Texas Corporation, hereinafter "STTC"), with an address at P. O. Box 695, Silsbee, Texas 77656, agrees to lease to South Hampton Refining Co., a Texas Corporation, (hereinafter "SHRCO"), with an address at P. O. Box 1636, Silsbee, Texas 77656, which agrees to lease from STTC the Vehicles and Equipment described in SCHEDULE "A" attached hereto. The term of the lease shall begin on January 1, 2004 and shall continue for a period of Five (5) years unless terminated early as provided in the lease. Upon expiration or termination of the Vehicle lease, SHRCO shall return the vehicles to STTC at its location at Highway 418 in Hardin County, Texas, in the same condition and appearance as when received, ordinary wear and tear excepted. Any holding over after the expiration of the Vehicle lease shall be on a month-to-month basis and subject to all the terms of this Lease.

     1. MAINTENANCE AND REPAIR. STTC agrees, at its own cost and expense, to provide with respect to the Vehicles leased,: (a) all preventive maintenance, replacement parts, and repairs to keep the Vehicles in good repair and operating condition; (b) oil and lubricants necessary for the efficient operation of the Vehicles; (c) all necessary tires and tubes; (d) road service due to mechanical and tire failures; (e) periodic exterior washing; (f)initial painting and lettering of each Vehicle according to SHRCO specifications at the time the Vehicle is placed into service, at a cost not exceeding the per-vehicle allowance specified in SCHEDULE "A". In the event any Vehicle shall be disabled for any reason, SHRCO and/or its driver shall immediately notify STTC. SHRCO agrees that it will not cause or permit any person other than STTC or persons authorized by STTC to make any repairs or adjustments to a Vehicle, and shall abide by its directions concerning emergency repairs. In the event a Vehicle is disabled due to mechanical or tire failure, STTC shall, within a reasonable period of time after receipt of notification, properly repair, or cause the repair of, the Vehicle. SHRCO will cause its drivers to

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          report any trouble concerning the Vehicle not later than the date of occurrence and to check oil and coolant levels in each Vehicle on a daily basis to prevent damage.

2. VEHICLE LEASE SERVICE AGREEMENT. STTC will provide for inspections, preventive maintenance, and routine repairs in such a manner and at such times as to minimize the disruption of the normal use of the Vehicle. SHRCO will deliver the Vehicles to the repair facility and pick them up as needed after repairs or maintenance is completed. Any tow charges resulting from routine maintenance or repairs will be paid by STTC.

3. FUEL. Shrco shall provide all fuel for the Vehicles and shall be responsible for all reporting, taxes, and charges associated therewith.

4. LICENSES, TAXES AND PERMITS. STTC shall, at its own expense, register and title each Vehicle, and pay for any Vehicle inspection fees, in the state of domicile of such Vehicle for the licensed weight. STTC shall also pay the Federal Highway Use Tax and all personal property tax applicable to such Vehicle in that domicile state. If permitted by law, STTC shall obtain, at SHRCO's expense, other vehicle licenses, registrations, or pro-rate or state reciprocity plates, as SHRCO may request. Any increase in these rates or fees or change in the method of assessment over the allowance shown in SCHEDULE "A" will be paid for by SHRCO. Other than as set forth above, SHRCO shall pay for all permits, plates, special licenses, fees, or taxes (including any penalties or interest) required by SHRCO's business or now or hereafter imposed upon the operation or use of the Vehicles, or on this lease or on the charges accruing under this lease, including, but not limited to, sales or use taxes, mileage or ton mileage taxes, highway and bridge tolls, and any new and/or additional taxes and fees.

5. LEASE CHARGES. SHRCO agrees to pay STTC the charges provided for under this lease upon receipt of an invoice, without deduction or offset. STTC will invoice SHRCO on a monthly basis, including the billing of fixed charges in advance, and payment

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          shall be made to the location designated by STTC. Unless SHRCO shall protest the correctness of any invoice within seven (7) days of its receipt, SHRCO agrees that such invoice shall be presumed to be correct. Should SHRCO fail to pay any charges when due, SHRCO shall pay interest on such delinquent amounts at one and one-half percent (1-1/2%) per month or the maximum permissible rate allowed in the jurisdiction in which SHRCO's principal place of business is located, whichever is lower, from the date on which payment was due until paid, together with all expenses of collection and reasonable attorneys' fees. This interest charge shall not be construed as an agreement to accept late payments.

6. VEHICLE USE AND DRIVERS. SHRCO shall use the Vehicle only in the normal and ordinary course of its business and operations and in a careful, non-abusive manner, and not beyond its capacity and SHRCO shall not make any alterations to the Vehicle without STTC's prior written consent. Subject to the terms of this lease, from the time of delivery to SHRCO of any Vehicle covered by this lease, SHRCO shall have exclusive possession, control, supervision and use of the Vehicle until its return to STTC. SHRCO agrees that all Vehicles shall be operated by safe, qualified, properly licensed drivers, who shall conclusively be presumed to be SHRCO's agent, servant or employee only, and subject to its exclusive direction and control. The Vehicles shall not be operated: (a) by a driver in possession of or under the influence of alcohol or any controlled drug, substance, or narcotic;
          (b) in a reckless or abusive manner; (c) off an improved road; (d) on an under inflated tire; (e) improperly loaded or loaded beyond maximum weight; or (f) in violation of any applicable laws, ordinances, or rules; and SHRCO shall protect, defend, indemnify and hold STTC harmless from and against all fines, claims, forfeitures, judgments, seizures, confiscations or penalties arising out of any such occurrence. SHRCO will be responsible for all expenses for removing or towing any mired or snowbound Vehicle. SHRCO agrees not to use or cause any Vehicle to be used for the transportation of

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          hazardous materials as defined by regulations promulgated by the Unite
          States Department of Transportation, unless otherwise agreed to in writing by STTC, nor for any illegal purpose. SHRCO will cause each Vehicle to be stored in a safe location. Upon receipt of a written complaint from STTC specifying any reckless, careless or abusive handling by any driver of the Vehicle(s), SHRCO shall prohibit the driver so identified from operating the Vehicle(s), In the event that SHRCO shall fail to do so or shall be prevented from so doing by any agreement with anyone on the driver's behalf, SHRCO shall reimburse STTC in full for any loss and expense incurred by STTC as a result of operation or use of the Vehicle(s) by such driver; and SHRCO shall protect, defend, indemnify and hold STTC and its shareholders harmless from and against any costs, expenses or damages arising out of the operation of any Vehicle(s) by such driver, notwithstanding that STTC may be designated in this lease as responsible for extending liability coverage or assuming the risk of loss of, or damage to, the Vehicle. SHRCO authorizes STTC to investigate the driving record of each driver and test such driver with respect to his ability to operate the Vehicle to which he will be assigned, without prejudice to any right or remedy of STTC under this lease. The drivers shall be selected and employed by SHRCO. STTC will have no responsibility for compensation, supervision or control of such drivers.

7. PHYSICAL DAMAGE TO VEHICLES. SHRCO assumes the risk of loss of, or damage to, the Vehicle(s) covered by this lease from any and every cause whatsoever, including, but not limited to, casualty, collision, upset, fire, theft, malicious mischief, vandalism, graffiti, glass breakage, and mysterious disappearance, except as otherwise provided in this lease. SHRCO shall, at its sole cost, procure and maintain an automobile collision and comprehensive insurance policy protecting STTC against any and all loss or damage to the Vehicles covered by this lease, in form satisfactory to STTC, which policy shall provide that losses, if any, shall be payable to STTC and/or its

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          assignee. The amount of coverage for each vehicle shall be the fair market value of each item as of this date. SHRCO shall deliver to STTC all policies of insurance, or evidence satisfactory to STTC of such coverage, prior to delivery to SHRCO of any Vehicle covered by this lease. Each insurer shall agree, by endorsement upon the policy issued by it, or by an independent document provided to STTC, that it shall give STTC thirty (30) days' prior written notice of the effective date of any alteration or cancellation of such policy, and that such notice shall be sent by registered or certified mail postage prepaid, return receipt requested, to STTC, P. O. Box 695, Silsbee, Texas 77656.

8. LIABILITY COVERAGE. SHRCO shall, at its sole cost, provide liability coverage for SHRCO and STTC and their respective agents, servants and employees, in accordance with the standard provisions of a basic automobile liability insurance policy as required in the jurisdiction in which the Vehicle is operated, against liability for bodily injury, including death, and property damage arising out of the ownership, maintenance, use and operation of the Vehicle(s) with limits of at least a combined single limit of $5,000,000 per occurrence (except that STTC shall not be liable for damage to property left, stored, loaded, or transported in, upon, or by the Vehicle). Such coverage shall be primary and not excess or contributory and shall be in conformity with the basic requirements of any applicable No-Fault or uninsured motorist laws, but does not include "Uninsured Motorist" or supplementary "No-Fault", or optional coverage. Such coverage, if the obligation of SHRCO, shall be in a form acceptable to STTC and SHRCO shall deliver all policies of insurance, or evidence satisfactory to STTC of such coverage, prior to delivery to SHRCO of any Vehicle covered by this lease. Each insurer shall agree, by endorsement upon the policy issued by it, or by an independent document provided to STTC, that it shall give STTC thirty (30) days' prior written notice of the effective date of any alteration or cancellation of such policy and that such notice shall be sent in the

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          manner contemplated by Article 6. SHRCO shall notify STTC as well as
          SHRCO's insurance company, of any loss of, or damage to, or accident involving any Vehicle, immediately by telephone, and in writing as soon as practicable thereafter, and to cooperate fully in the investigation, prosecution and/or defense of any claim or suit and to do nothing to impair or invalidate any applicable liability, physical damage or cargo coverage. SHRCO shall provide in each vehicle proof of financial responsibility.

9. INDEMNIFICATION. SHRCO shall protect, defend, indemnify and hold harmless STTC and its partners and its agents, servants and employees from any and all claims, suits, costs, damages, expenses and liabilities arising from: (a) SHRCO's failure to comply with its obligations to governmental bodies having jurisdiction over SHRCO and the Vehicles or its failure to comply with the terms of this lease, or the use, selection, possession, maintenance, and/or operation of the Vehicle;
          (b) any liability imposed upon or assumed by SHRCO under any Workers' Compensation Act, plan or contract and any and all injuries (including death) or property damage sustained by SHRCO or any driver, agent, servant or employee of SHRCO; or (c) SHRCO's failure to properly operate or maintain a trailer or other equipment not leased by STTC under this lease, or properly connect any trailer or other equipment. Where the Vehicle is operated with a trailer or other equipment not leased by STTC under this lease, then SHRCO warrants that such trailer or other equipment shall be in good operating condition compatible in all respects with the Vehicle with which it is to be used and in compliance with all laws and regulations covering the trailer or other equipment.

10. ACCEPTANCE OF VEHICLES. If subsequent to the date of preparation of the SCHEDULE "A", any law, rule, or regulation shall require the installation of any additional equipment or accessories, including, but not limited to, anti-pollution and/or safety devices, or in the event that any modification of the Vehicle shall be required by virtue of such law, rule or

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          regulation, STTC and SHRCO agree to cooperate in arranging for the installation of such equipment or the performance of such modifications and SHRCO agrees to promptly pay the full cost thereof, including any additional maintenance expenses upon receipt of an invoice for same. STTC may, in order to keep the fleet of equipment in up to date and modern condition, substitute trucks or trailers of equal or higher value. Equipment changes resulting in additional or enhanced equipment being available to SHRCO will result in additional lease charges as determined by mutual agreement.

11. FORCE MAJEURE. STTC shall incur no liability to SHRCO for failure to perform any obligation under this lease caused or contributed to by events beyond STTC's reasonable control, such as, but not limited to, war, fire, governmental regulations, labor disputes, manufacturer, supplier or transportation shortages or delays, or fuel allocation programs.

12. VEHICLE TITLE. Title to the Vehicles and all equipment delivered to SHRCO under this lease shall remain in STTC or its designee. SHRCO shall, at all times, at its sole cost, keep the Vehicles and related equipment free and clear from all liens, encumbrances, levies, attachments or other judicial process from every cause whatsoever, (other than a claimant through an act of STTC), and shall give STTC immediate written notice thereof and shall indemnify and hold STTC harmless from any loss or damage, including attorneys' fees, caused thereby.

13. DEFAULT BY SHRCO AND REMEDIES. In the event SHRCO shall fail or refuse to pay any charges under this lease when due, or perform or observe any other term of this lease for five (5) days after written notice is sent to SHRCO by STTC, or if SHRCO or any guarantor of SHRCO's obligations shall become insolvent or make a bulk transfer of its assets or make an assignment for the benefit of creditors, or if SHRCO or any guarantor of SHRCO's obligations shall file or suffer the filing against it of a petition under the Bankruptcy Act or under any other insolvency law or law providing for the relief of debtors, or if any representation or warranty made by SHRCO herein or

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          any document furnished by SHRCO or a guarantor of SHRCO's obligations shall prove to be incorrect in any material respect, STTC shall be entitled to pursue the remedies specified in the following paragraph. Upon the happening of one of the preceding Events of Default, STTC may, with or without terminating this lease, with or without demand or notice to SHRCO, and with or without any court order or process of law, take immediate possession of, and remove, any and all Vehicles covered by this lease wherever located, and/or retain and refuse to deliver, and/or re-deliver to SHRCO, the Vehicle(s), without STTC being liable to SHRCO for damages caused by such taking of possession. In addition, STTC may proceed by appropriate court action to enforce the terms of this lease or to recover damages for the breach of any of its terms. In the event STTC takes possession of or retains any Vehicle and there shall, at the time of taking or retention, be in, upon or attached to the Vehicle any property or things of a value belonging to SHRCO or in SHRCO's custody or control, STTC is authorized to take possession of such items and either hold the items for SHRCO or place them in public storage for SHRCO, at SHRCO's sole cost and risk of loss or damage.

14. ADJUSTED COST. The parties hereto recognize that the lease rate provided for in this lease is based upon STTC's current costs and that such costs may fluctuate. Accordingly, STTC and SHRCO agree that for each rise or fall of one percent (1%) in the Consumer Price Index for All Urban Consumers for the United States, published by the United States Department of Labor, Bureau of Labor Statistics, or any successor index designated by STTC, above or below the Consumer Price Index figure applicable for each leased Vehicle as shown on SCHEDULE "A", the fixed lease charges shall be adjusted upward or downward. All increases under this Article shall be cumulative and shall be calculated only on the charges initially shown on the Vehicle's SCHEDULE "A". Upon adjustment, the fixed lease charge shall be rounded off to the nearest whole cent.

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15.  NON-LIABILITY FOR CONTENTS. STTC shall not be liable for loss of, or damage to, any cargo or other property left, stored, loaded or transported in, upon, or by any vehicle furnished to SHRCO pursuant to this lease at any time or place, and SHRCO agrees to protect, indemnify, defend and hold STTC and its partners harmless from and against any claims for such loss or damage.

16. ASSIGNMENT AND SUBLETTING. Without prior written consent of STTC, which consent will not be unreasonably withheld, SHRCO shall not voluntarily or involuntarily assign or pledge this lease or the Vehicles, or sublet, rent or license the use of the Vehicles, or cause or permit the Vehicles to be used by anyone other than SHRCO or its agents, servants or employees. This lease and any Vehicles, rent or other sums due or to become due hereunder may be assigned or otherwise transferred, either in whole or in part, by STTC, without affecting any obligations of SHRCO and, in such event, the right of SHRCO shall be subject to any lien, security interest or assignment given by STTC in connection with the ownership of the Vehicle(s), and the transferee or assignee shall have all of the rights, powers, privileges and remedies of STTC.

17. DISCLAIMER. STTC MAKES NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY VEHICLE COVERED BY THIS LEASE. STTC SHALL NOT BE LIABLE FOR LOSS OF SHRCO'S PROFITS OR BUSINESS, LOSS OR DAMAGE TO CARGO, DRIVER'S TIME, OR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES.

18. MISCELLANEOUS. This lease and the schedules and/or riders attached hereto shall constitute the entire agreement between the parties and to be binding on STTC must be signed by an officer of STTC. This document shall constitute an agreement of lease and nothing shall be construed as giving to SHRCO any right, title or interest in any of the Vehicles or related equipment, except as lessee only. Upon execution of this lease by STTC and SHRCO, the lease shall be binding on the respective parties and their legal representative, successors and assigns. Its

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          terms shall not be amended or altered by failure of either party to insist on performance, or failure to exercise any right or privilege, or in any manner unless such amendment or alteration is in writing and signed on behalf of the parties hereto. This lease shall supersede any and all proposals or agreement, written or verbal, between the parties, relating to the subject matter of this lease and may not be modified, terminated or discharged, except in writing and signed by the party against whom the enforcement of the discharge, modification or termination is sought. Any notice given under this lease shall be in writing and sent by registered or certified mail to STTC or to SHRCO, as the case may be, to the addresses set forth in this lease, or to such other addresses as are designated in writing by either party. This lease is to be interpreted, construed and enforced in accordance with the laws of the State of Texas. In the event any of the terms and provisions of this lease are in violation of or prohibited by any law, statute, regulation or ordinance of the United States and/or state or city where the lease is applicable, such terms and provisions shall be deemed amended to conform to such law, statute, regulation or ordinance without invalidating any of the other terms and provisions of this lease.

IN WITNESS WHEREOF, the parties shall cause this lease to be executed by their duly authorized representative this 14th day of November, 2003.

Silsbee Trading and Transportation Corp.

by [ILLEGIBLE]

Its President

South Hampton Refining Co.

by [ILLEGIBLE]

Its President

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SILSBEE TRADING AND TRANSPORTATION CORP.

SCHEDULE A

Equipment List
January 1, 2004

I.D.#                                Description VIN                                           Monthly Amount
-------------------------------------------------------------------------------------------------------------
  TRACTORS
113               '94 Mack Truck                     1M1AA13Y4RW037862                           $2,310.00
114               '95 Mack Truck                     1M1AA13Y4SW050960                           $2,310.00
115               '95 Mack Truck                     1M1AA13Y6SW050961                           $2,310.00
116               '96 Mack Truck                     1M1AA13Y7TW067382                           $2,310.00
117               '99 Mack Truck                     1M2AA13Y3XW105563                           $2,310.00
118               '00 Mack Truck                     1M2AA13YXXW113708                           $2,310.00
119               '00 Mack Truck                     1M2AA13Y1YW127594                           $2,310.00
120               '01 Mack Truck                     1M1AA13Y31W139210                           $2,310.00
  A306 TRAILERS
A3                '74 Trailmaster Trailer            74067                                       $1,035.00
A4                '77 Trailmaster Trailer            77030                                       $1,035.00
  A307 TRAILERS
AP25              '73 Trailmaster Trailer            73014                                       $1,035.00
AP26              '73 Trailmaster Trailer            73015                                       $1,035.00
AP27              '73 Trailmaster Trailer            73028                                       $1,035.00
AP28              '91 Trailmaster Trailer            1T9AE1582MF003226                           $1,035.00
AP29              '94 Trailmaster Trailer            1T9AE1587RF003021                           $1,035.00
AP30              '95 Trailmaster Trailer            1T9AE15B4SF003063                           $1,035.00
AP31              '00 Heil Trailer                   190DL452XY3H13739                           $1,035.00
  PRESSURE TRAILERS
SP181             '59 Fruehauf Trailer               C41347                                      $1,260.00
SP182             '72 Dalworth Trailer               TP51480                                     $1,260.00
SP183             '86 Enderby Anderson               1DZTA442XGG451111                           $1,260.00
SP184             '69 Lubbock LPG Trailer            57124                                       $1,260.00

Other services to be provided and covered by the lease payments include:

     1. Maintenance will be scheduled around operating requirements where possible;

     2. Safety inspections allowance of 1200.00 annually is included in the above figures. Any excess will be charged to South Hampton;

     3.   License and taxes allowance of:

          a.   $2,005.00 each annually for tractors;

          b.   $450.00 each annually for A306/307 trailers;

          c.   $600.00 each annually for LPG trailers

          Amounts in excess of the allowance will be charged to South Hampton;

     4. None of the above vehicles are subject to any other lease, memo, or other agreement which has been filed with the Texas Department of Public Safety;

     5.   The above vehicles are for the transportation of petroleum products.